Exhibit 99.1

Investor Contact:	Ernest Scheidemann
(239) 498-8318
ernestscheidemann@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Communities Forms Special Committee

BONITA SPRINGS, FL (June 13, 2008) – WCI Communities, Inc. (“WCI” or the “Company”) (NYSE: WCI) today announced that the Board of Directors has formed a Special Committee of disinterested members of the Board of Directors to review and evaluate alternative restructuring proposals that the Company may receive from potential investors, including affiliates, on behalf of the Board of Directors and WCI. The Special Committee is comprised of Don E. Ackerman, who will serve as Chairman of the committee, Charles E. Cobb, Jr., Hilliard M. Eure, III and Jonathan R. Macey.

The Company previously disclosed that it has retained Lazard Frères & Co. LLC as its financial advisor to assist the Company in developing various restructuring alternatives, which would include addressing its 4.0% Contingent Convertible Senior Subordinated Notes due 2023, which become puttable to the Company at par on August 5, 2008.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The Company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The Company currently owns and controls developable land on which the Company plans to build over 15,000 traditional and tower homes.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

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WCI Communities Forms Special Committee

June 13, 2008

Forward-Looking Statement

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete as a going concern in real estate markets where we conduct business; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements and obtain waivers as needed from time to time to obtain covenant relief and to avoid bank defaults during the market downturn; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to collect contract receivables from buyers purchasing homes as investments; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the continuing negative buyer sentiment and erosion of consumer confidence; the negative impact of claims for contract rescission or increasing cancellation rates by contract purchasers; the negative impact if certain Watermark purchasers elect to rescind their contracts to the extent they are entitled to any rescission rights; adverse legislation or regulations; adverse legal proceedings; the ability to retain employees; changes in generally accepted accounting principles; natural disasters; adverse weather conditions; and changes in general economic, real estate and business conditions and other factors over which the company has little or no control. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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